Exhibit 4.48

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

TWENTIETH FIRST AMENDMENT TO

AGREEMENT 319-I

THIS TWENTIETH FIRST AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1ST DAY OF MARCH, 2012 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:

W I T N E S S E T H

WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;

WHEREAS, up to the Execution Date, the Parties have executed Twentieth Amendments to the Agreement in order to modify the terms and conditions of the satellite capacity provided by SATMEX to the CLIENT.

NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Twentieth First Amendment, the Parties agree as follows:

A G R E E M E N T

FIRST.  The Parties accept and recognize that in accordance with the provisions set forth in Second Clause of the Seventeenth Amendment, the [***] may be [***] by Client; therefore, the total contracted capacity was modified as follows:

a)             On [***] the Parties agreed to [***] in [***] the satellite capacity commitment using [***] capacity with a total monthly payment of USD $[***]

b)             In accordance with the terms and conditions set forth in the First Clause of Twentieth Amendment, on [***], all the SATMEX 5 transponders up to such date on a [***] become part of the [***]. On the same date, the Parties agreed to [***] in [***] the satellite capacity commitment resulting in the use of [***] capacity with a total monthly payment of USD$[***]

c)              On [***] the Parties agreed to [***] in [***] the satellite capacity commitment using  [***] capacity with a total monthly payment of USD$[***]

d)             At the Execution Date, [***] transponders are remaining of the [***] originally agreed

Therefore, the transponders related to the [***] and [***] are as follow:

[***]

Satellite	Band Region	Txdr	Bandwith MHz	Term
Satmex 6	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

[***]

Satellite	Band	Txdr	Bandwith MHz	Term
Satmex 5	[***]	[***]	[***]	[***]
Satmex 6	[***]	[***]	[***]

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

SECOND. The Parties agree that the term of this Twentieth First Amendment commence from the Execution Date and shall terminate in accordance with the terms and conditions set forth in the Seventeenth Amendment.

THIRD. All notices to be provided under the Amendments and/or the Agreement shall be in accordance with the terms and conditions set forth in the Seventeenth Amendment.

FOURTH. This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.

FIFTH. Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.

This Twentieth First Amendment is signed in counterparts, one copy remaining in possession of each Party, as of the Execution Date first written above.

FOR THE CLIENT HUGHES NETWORK SYSTEMS	FOR SATMEX SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ Philip K. O’Brien	/s/ Patricio E. Northland
PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND GENERAL DIRECTOR